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                                                                  EXHIBIT (e)(4)

[LOGO] AIG The AIG Life Companies (U.S.)

                             Executive Advantage(SM)
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                               PREMIUM ALLOCATION
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Policy Number: ______________ Policyholder: ____________________________________
                                            (Last Name, First Name, Middle Name)

Insured: ______________________________ Social Security No.: ______-_____-______
         (Last Name, First Name,
           Middle Name)
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[ ]  I revoke my current Premium Allocation and direct that all future premiums be invested as described below.
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Allocation of Premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

                                                              Percent
                                                              -------
Guaranteed Account                                            _____ %

AllianceBernstein Variable Product Series Fund, Inc.
   Americas Government Income                                 _____ %
   Growth Portfolio                                           _____ %
   Growth and Income Portfolio                                _____ %
   Premier Growth Portfolio                                   _____ %
   Small Cap Growth Portfolio                                 _____ %

American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                                    _____ %
   VP International Fund                                      _____ %

Credit Suisse Trust
   Emerging Markets Portfolio                                 _____ %
   Global Post-Venture Capital Portfolio                      _____ %
   International Focus Portfolio                              _____ %
   Large Cap Value Portfolio                                  _____ %
   Mid-Cap Growth Portfolio                                   _____ %
   Small Cap Growth Portfolio                                 _____ %

Fidelity Variable Insurance Products
   VIP Balanced Portfolio                                     _____ %
   VIP Contrafund Portfolio                                   _____ %
   VIP Index 500 Portfolio                                    _____ %

Franklin Templeton Variable Insurance Products Trust
   Developing Markets Securities - Class 2                    _____ %
   Growth Securities - Class 2                                _____ %
   Foreign Securities - Class 2                               _____ %

Goldman Sachs Variable Insurance Trust
   CORE U.S. Equity Fund                                      _____ %
   International Equity Fund                                  _____ %

J.P. Morgan Series Trust II
   Mid Cap Value Portfolio                                    _____ %
   Small Company Portfolio                                    _____ %

Merrill Lynch Variable Funds
   Basic Value V.I. Fund                                      _____ %
   Fundamental Growth V.I. Fund                               _____ %
   Government Bond V.I. Fund                                  _____ %
   Value Opportunities V.I. Fund                              _____ %

Morgan Stanley Universal Institutional Funds
   Core Plus Fixed Income Portfolio                           _____ %
   Emerging Markets Equity Portfolio                          _____ %
   High Yield Portfolio                                       _____ %
   Mid Cap Growth Portfolio                                   _____ %
   Money Market Portfolio                                     _____ %
   Technology Portfolio                                       _____ %
   U.S. Mid Cap Value Portfolio                               _____ %

NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio                                     _____ %

PIMCO Variable Insurance Trust
   High Yield Portfolio                                       _____ %
   Long Term U.S. Government Portfolio                        _____ %
   Real Return Portfolio                                      _____ %
   Short-Term Portfolio                                       _____ %
   Total Return Bond Portfolio                                _____ %

Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio                          _____ %
   Total Stock Market Index Portfolio                         _____ %

VALIC Company I
   International Equities Fund                                _____ %
   Mid Cap Index Fund                                         _____ %
   Small Cap Index Fund                                       _____ %

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Dollar Cost Averaging Election (Minimum of $2,000 must be allocated  Yes     No
to the Money Market Account)
Policyholder must complete a Dollar Cost Averaging Request form.     [ ]     [ ]
Policy will be issued with a Dollar Cost Averaging Rider.
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As Policyholder, I represent that:

     a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.

     b)   I have received copies of the current prospectuses.

     c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.

     d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.

     e) I believe that this Policy will meet my insurance needs and financial objectives.
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_____________________________________      _____________________________________
Signature of Insured                       Signature of Policyholder (if
                                           other than Insured)

________________________  ____, 20___
Date Signed

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Premium Allocation, Executive Advantage(SM), 05/03